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                                                                       Exhibit 5

                                                          April 5, 2004

The Board of Directors
CRAY INC.

Dear Sirs:

         I am the general counsel of Cray Inc. (the "Company") and have supervised the corporate proceedings in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 relating to the issuance of an aggregate of 1,597,008 shares of Common Stock (the "Shares") of the Company pursuant to the Cray Canada Inc. Amended and Restated Key Employee Stock Option Plan (the "Plan"). I have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments that I deemed necessary for the purposes of this opinion.

         Based on the foregoing, it is my opinion that the Shares have been duly authorized and, when issued pursuant to the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                            Very truly yours,

                                                        /s/ Kenneth W. Johnson
                                                        ----------------------
                                                            Kenneth W. Johnson
                                                            General Counsel



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